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                                                                    EXHIBIT 21.1
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                                                                           Names under
                                                                        which Subsidiary
Subsidiary                             State of Incorporation            does Business
----------                             ----------------------      --------------------------
AmeriTel Pay Phones, Inc.                      Missouri            AmeriTel Pay Phones
                                                                   AmeriTel Pay Phones
                                                                     d/b/a AMT
                                                                     Cellblock Systems
                                                                   Corrections Corporation of California
                                                                   Cellblock Phones of
                                                                     North Dakota, Inc.

Talton Telecommunications Corporation          Alabama             Talton Communications Corporation
                                                                   Talton Telecommunications

Talton Telecommunications of Carolina, Inc.    Alabama

Talton STC, Inc.                               Delaware            Security Telecom Corporation
                                                                   Talton STC

Talton Invision, Inc.                          Delaware            Invision Telecom
                                                                   Invision

One Source Telecommunications, Inc.            Delaware

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